Exhibit 99

SILICON LABORATORIES REPORTS EXCEPTIONAL FINANCIAL PERFORMANCE

—Company Completes a Third of the Share Repurchase Authorization —

AUSTIN, Texas — Jan. 30, 2008 — Silicon Laboratories Inc. (Nasdaq: SLAB), a leader in high-performance, analog-intensive, mixed-signal integrated circuits (ICs), today reported record revenue from continuing operations of $100 million for the fourth quarter, a 34 percent increase over the same period last year. Earnings per share for the quarter exceeded guidance, and the company surpassed its non-GAAP adjusted operating income target of 25 percent in the quarter, demonstrating the ability of the business to operate at model performance.

During the fourth quarter the company completed share repurchases totaling $112 million, bringing the total amount repurchased to over a third of the $400 million authorization in only five months.

Financial Results

2007 revenue from continuing operations of $337 million was an increase of 17 percent over 2006. Fourth quarter revenue increased sequentially by almost 14 percent, higher than expectations due primarily to stronger than anticipated demand from consumer device makers for the company’s microcontrollers and broadcast products. For the fourth quarter, GAAP gross margin increased to 63.5 percent, GAAP operating income was $14.5 million, and GAAP diluted earnings per share from continuing operations was $0.28. For the full year, GAAP diluted earnings per share from continuing operations increased to $0.70. Including discontinued operations, GAAP diluted earnings per share totaled $3.64.

The following non-GAAP results exclude $11.9 million in non-cash charges. Non-GAAP gross margin increased to 63.9 percent, well above expectations due to strong margin performance across the product lines. Operating expenses were slightly lower than forecasted, declining as a percent of revenue to 37.6 percent, resulting in non-GAAP operating income of $26.3 million, or 26.3 percent of revenue. This was significantly above guidance and exceeded the company’s target of 25 percent. Non-GAAP diluted earnings per share from continuing operations was a record $0.46 for the quarter and $1.30 for all of 2007, representing a year over year increase of 142 percent and 65 percent, respectively.

 “In four quarters, the company has been able to achieve a level of financial performance that very few companies in our sector can deliver,” said Bill Bock, chief financial officer. “We were able to reduce operating expenses, accelerate revenue and improve the gross margin profile, more than doubling operating income and earnings per share.”

The reconciling charges are set forth in the financial measures table included below.

Business Summary

Fourth quarter revenue growth was driven by the broadcast, microcontrollers and timing businesses. Broadcast products and microcontrollers experienced double-digit sequential growth rates fueled by demand for products shipping into consumer devices such as handsets and portable navigation devices. Design win activity remained strong across the business and particularly in microcontrollers, which recorded over seven thousand development kit shipments.

“The results speak for themselves,” said Necip Sayiner, president and chief executive officer of Silicon Laboratories. “We have a strong portfolio of differentiated products, we are continuing to diversify to expand our market reach and customer base, and we are investing in R&D to fund future growth. We will continue to focus on R&D execution and operational excellence in our business as we monitor the uncertainties in the macroeconomic environment.”

For the first quarter of 2008, the company is guiding revenue in the range of $93 to $97 million.

Webcast and Conference Call

A conference call discussing the fourth quarter results will follow this press release today at 7:30 a.m. Central Time.

An audio webcast will be available simultaneously on Silicon Laboratories’ website under Investor Relations (www.silabs.com).  A replay will be available after the call at the same website listed above or by calling 800-839-2341 or +1 203-369-3138 (international). Replays will be available through February 13, 2008.

About Silicon Laboratories Inc.

Silicon Laboratories Inc. is a leading designer of high-performance, analog-intensive, mixed-signal integrated circuits (ICs) for a broad range of applications. Silicon Laboratories’ diverse portfolio of highly integrated, patented solutions is developed by a world-class engineering team with expertise in cutting-edge mixed-signal design. The company has design, engineering, marketing, sales and applications offices throughout North America, Europe and Asia. For more information about Silicon Laboratories, please visit www.silabs.com.

Forward Looking Statements

This press release contains forward-looking statements based on Silicon Laboratories’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Laboratories are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Laboratories and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Laboratories may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; volatile stock price; average selling prices of products may decrease significantly and rapidly, dependence on a limited number of products and customers; difficulties developing new products that achieve market acceptance; risks that Silicon Laboratories may not be able to manage strains associated with its growth (including risks associated with the implementation of its enterprise resource planning system); dependence on key personnel; difficulties managing our manufacturers and subcontractors; difficulties managing international activities; credit risks associated with our accounts receivable; geographic concentration of manufacturers, assemblers, test service providers and customers in the Pacific Rim that subjects Silicon Laboratories’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; product development risks; inventory-related risks; intellectual property litigation risks; risks associated with acquisitions and divestitures; the competitive and cyclical nature of the semiconductor industry and other factors that are detailed in Silicon Laboratories’ filings with the SEC. Silicon Laboratories disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Note to editors: Silicon Laboratories, Silicon Labs and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Silicon Laboratories Inc., Shannon Pleasant, (512) 464 9254, shannon.pleasant@silabs.com

Silicon Laboratories Inc.

Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 29, 2007	December 30, 2006	December 29, 2007	December 30, 2006
Revenues	$100,111	$74,612	$337,461	$288,156
Cost of revenues	36,565	29,229	130,225	100,678
Gross profit	63,546	45,383	207,236	187,478
Operating expenses:
Research and development	21,524	23,110	89,320	89,804
Selling, general and administrative	27,551	21,258	94,819	89,022
In-process research and development	—	—	—	2,600
Operating expenses	49,075	44,368	184,139	181,426
Operating income	14,471	1,015	23,097	6,052
Other income (expense):
Interest income	6,523	3,394	24,525	13,745
Interest expense	(101)	(236)	(628)	(872)
Other income (expense), net	(87)	399	(469)	744
Income from continuing operations before income taxes	20,806	4,572	46,525	19,669
Provision for income taxes	4,888	222	6,838	4,326
Income from continuing operations	15,918	4,350	39,687	15,343
Income from discontinued operations, net of income taxes	5,399	873	165,149	15,815
Net income	$21,317	$5,223	$204,836	$31,158
Basic earnings per share:
Income from continuing operations	$0.29	$0.08	$0.72	$0.28
Net income	$0.39	$0.10	$3.74	$0.56

Diluted earnings per share:
Income from continuing operations	$0.28	$0.08	$0.70	$0.27
Net income	$0.38	$0.09	$3.64	$0.54

Weighted-average common shares outstanding:
Basic	54,377	54,715	54,826	55,346
Diluted	55,901	56,109	56,321	57,201

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

Non-GAAP Income Statement Items	Three Months Ended December 29, 2007
	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Relocation Charges	Non-GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$100,111

Gross profit	63,546	63.5%	$440	$—	$63,986	63.9%

Operating expenses	49,075	49.0%	10,610	804	37,661	37.6%

Operating income	14,471	14.5%	11,050	804	26,325	26.3%

Non-GAAP Diluted Earnings Per Share	Three Months Ended December 29, 2007
	GAAP Measure	Stock Compensation Expense	Relocation Charges	Non-GAAP Measure
Income from continuing operations	$15,918	$9,025	$523	$25,466

Diluted shares outstanding	55,901	—	—	55,901

Diluted earnings per share from continuing operations	$0.28			$0.46

Non-GAAP Diluted Earnings Per Share	Twelve Months Ended December 29, 2007
	GAAP Measure	Stock Compensation Expense	Relocation Charges	Non-GAAP Measure
Income from continuing operations	$39,687	$33,223	$523	$73,433

Diluted shares outstanding	56,321	—	—	56,321

Diluted earnings per share from continuing operations	$0.70			$1.30

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

(Continued)

Non-GAAP Diluted Earnings Per Share	Three Months Ended December 30, 2006
	GAAP Measure	Stock Compensation Expense	Non-GAAP Measure
Income from continuing operations	$4,350	$6,307	$10,657

Diluted shares outstanding	56,109	—	56,109

Diluted earnings per share from continuing operations	$0.08		$0.19

Non-GAAP Diluted Earnings Per Share	Twelve Months Ended December 30, 2006
	GAAP Measure	Stock Compensation Expense	Relocation Charges	In-Process R&D	Non-GAAP Measure
Income from continuing operations	$15,343	$25,336	$1,921	$2,600	$45,200

Diluted shares outstanding	57,201	—	—	—	57,201

Diluted earnings per share from continuing operations	$0.27				$0.79

Silicon Laboratories Inc.

Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	December 29, 2007	December 30, 2006
Assets
Current assets:
Cash and cash equivalents	$264,408	$68,188
Short-term investments	308,566	318,104
Accounts receivable, net of allowance for doubtful accounts of $517 at December 29, 2007 and $421 at December 30, 2006	51,211	36,657
Inventories	28,587	22,016
Deferred income taxes	6,025	12,118
Prepaid expenses and other current assets	33,895	12,944
Current assets of discontinued operations	—	33,680
Total current assets	692,692	503,707
Property, equipment and software, net	28,157	34,070
Goodwill	73,199	65,680
Other intangible assets, net	18,077	20,271
Other assets, net	28,121	24,528
Non-current assets of discontinued operations	—	38,739
Total assets	$840,246	$686,995

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$33,321	$26,438
Accrued expenses	26,397	23,051
Deferred income on shipments to distributors	28,448	20,568
Income taxes	5,226	15,063
Current liabilities of discontinued operations	—	16,502
Total current liabilities	93,392	101,622
Long-term obligations and other liabilities	43,309	15,641
Non-current liabilities of discontinued operations	—	1,050
Total liabilities	136,701	118,313

Commitments and contingencies

Stockholders’ equity:
Preferred stock—$0.0001 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock—$0.0001 par value; 250,000 shares authorized; 52,810 and 54,802 shares issued and outstanding at December 29, 2007 and December 30, 2006, respectively	5	5
Additional paid-in capital	303,682	373,655
Retained earnings	399,858	195,022
Total stockholders’ equity	703,545	568,682
Total liabilities and stockholders’ equity	$840,246	$686,995

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